As filed with the Securities and Exchange Commission on April 25, 2014.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-3147801
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒
Securities Act registration statement file number to which this form relates: Registration No. 333-186656
Securities to be registered pursuant to Section 12(g) of the Act:
Wrap Class Common Stock, $0.01 par value per share
Advisor Class Common Stock, $0.01 par value per share
Institutional Class Common Stock, $0.01 par value per share
(Titles of Classes to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.
Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s Wrap Class common stock, $0.01 par value per share, Advisor Class common stock, $0.01 par value per share, and Institutional Class common stock, $0.01 par value per share, as set forth under the captions “Suitability Standards,” “Prospectus Summary,” “Valuation Policies” and “Description of Capital Stock” in the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on August 26, 2013 (Registration No. 333-186656) and all amendments and supplements to such registration statement filed, and all amendments and supplements to such registration statement subsequently filed, with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
Item 2.    Exhibits.
The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.
Second Articles of Amendment and Restatement of Cole Real Estate Income Strategy (Daily NAV), Inc., dated as of August 26, 2013 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 333-169535), filed on August 26, 2013).

2.
Bylaws of Cole Real Estate Income Strategy (Daily NAV), Inc. effective September 28, 2011 (Incorporated by reference to Exhibit 3.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169535), filed on November 3, 2011).

3.	First Amendment of Bylaws effective June 14, 2012 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 333-169535), filed on June 19, 2012).
4.
Amended and Restated Distribution Reinvestment Plan (Incorporated by reference to Appendix E to the Company’s prospectus filed pursuant to Rule 424(b)(3) (File No. 333-186656), filed on August 26, 2013).

5.
Multiple Class Plan of Cole Real Estate Income Strategy (Daily NAV), Inc., dated as of August 26, 2013 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (File No. 333-169535), filed on August 26, 2013).

6.
Redemption Plan (Incorporated by reference from the description under “Share Purchases and Redemptions -Redemption Plan” in the prospectus that is part of the Registrant’s post-effective amendment to Form S-11 (File No. 333-186656), filed on February 18, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 25, 2014	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Principal Financial Officer

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